QUARTERLY REPORT
for the period ended 30 June 2011

HIGHLIGHTS

FINANCIAL

-	Samson’s oil production increased by 63% over the prior quarter following the successful completion to two wells in the North Stockyard field.

-
Revenue increased by 57% and because of the timing of the actual receipt of cash, receipts of US$1.5million (A$1.4million) from the sale of oil and gas for the current quarter, was up 11.2% from March quarter.

-	Samson’s realized prices for both natural gas and oil increased by 5.7% and 8.0% respectively.

-	Samson has recorded a closing cash balance for the quarter of US$58.4 million (A$54.4 million).

-	During the quarter the debt facility was repaid. The company is now debt free with significant cash resources.

OPERATIONAL

-
North Stockyard Field (Williams County, North Dakota) saw significant activity with the drilling of the sixth Bakken well, the Everett #2-15H, and the initial production from the Rodney #1-14H and Earl #1-13H wells.  The Everett #2-15H well will be completed in September.   The Rodney 1-14H well recorded an IP rate of 1,439 BOPD during the drill-out of the fracture isolation plugs.  The Earl #1-13H well flowed at an initial average rate of 1,033 BOPD and 1.9 MMcf/D over a 6 day period while pressure control equipment was being used to allow tubing to be run in and out of the borehole.

-
Samson’s average net production from the North Stockyard Field for the quarter was 417 BOEPD. This includes production from both the Bakken and Bluell Formations and was higher than the previous quarter due to the Rodney #1-14H and Earl #1-13H wells being put on production.

-
Hawk Springs Project (Goshen County, Wyoming). The first horizontal Niobrara appraisal well, the Defender US33 #2-29H well, is set to spud in early August with the Evergreen 22 rig. This well will be followed by the Spirit of America US34 #1-29 vertical well to test the deep Permo-Pennsylvanian formation.

-
Roosevelt Project (Roosevelt County, Montana). Samson acquired a substantial addition to its Bakken exposure with the acquisition of 20,000 net acres and an option on an additional 20,000 acres in the Fort Peck Indian Reservation in Roosevelt, Montana. The Roosevelt project is located in a highly prospective area of the Bakken continuous oil accumulation. The agreement with the Fort Energy Company also contemplates a possible further 50,000 acre joint leasing effort.

-
The Roosevelt acquisition will be evaluated with an initial two well drilling program and accordingly three Bakken well locations have been staked and surveyed and two will be drilled this northern hemisphere fall.  These wells are Australia II 12 KA 6, and Gretel II 12 KA 3.

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

DRILLING PROGRAMME 2011

Roosevelt Project, Roosevelt County, Montana
Mississippian Bakken Formation, Williston Basin
Australia II 12 KA 6 and Gretel II 12 KA
Samson 100% Working Interest (subject to a 33.34% back in)
Two horizontal appraisal wells will be drilled in the Roosevelt Project this northern hemisphere fall to test the middle member of the Bakken Formation.  Three locations have been staked and are undergoing the various stages of permitting. The Australia IV 12 KA 16 location has been approved and 20 inch casing has been set. Australia II 12 KA 6 and Gretel II 12 KA 3 have been staked and are in the process of being permitted.

Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Defender US33 #2-29H
Samson 37.5% Working Interest
The first Niobrara appraisal well, the Defender US33 #2-29H, is scheduled to commence drilling operations in early August.  Preparatory work including the well site construction and the setting of the 20 inch surface casing has been accomplished. This well will be drilled and funded 100% by Halliburton under their farmin agreement.  Initially, a vertical pilot well will be drilled to around 7,450’ and a conventional core will be cut from the Niobrara Formation.  After the orientation of the fractures has been identified from core and FMI logs, the vertical pilot borehole will be plugged back to a kick-off point above the Niobrara.   From the kick-off point, the borehole angle will be built until it is horizontal and the bit is positioned within the Niobrara “B”.  7-inch intermediate casing will then be set through the curve and then the lateral will be drilled for a distance of approximately 4,300’ within the Niobrara “B”.  The well will be completed by the plug and perforation process in 15-stages that will involve the placement of 3,000,000 pounds of proppant into the Niobrara Formation.

Hawk Springs Project, Goshen County, Wyoming
Permo-Pennsylvanian Leonard and Admire Formations, Northern D-J Basin
Sprit of America US34 #1-29H
Samson 100% Working Interest
The first Permian and Pennsylvanian appraisal well, the Spirit of America US34 #1-29, will be drilled immediately following the Defender US33 #2-29H well.  Preparatory operations including the well site construction and the setting of the 20 inch surface casing have been accomplished. This well will be drilled as an 11,000’ vertical test to the Precambrian basement to test multiple conventional targets; in particular, two closed structural traps in the Permian and Pennsylvanian sections.

Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Constellation US20 State 31-36H
Samson 100% Working Interest
The Constellation US20 State #1-36H well is planned as Samson’s second Niobrara well and is located outside the Halliburton/Mountain Energy Joint Venture area. This drilling of this well is dependent on the results of the Defender US33 #2-29H well. Preparatory operations including the setting of the 20 inch surface casing have been accomplished.

Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
State 24-63 #10-1H
Samson 25% Working Interest
State 24-63 314-1H
Samson 12.5% Working Interest
Samson will participate in the drilling of the State 24-63 #10-1H well and the State 24-63 #14-1H well with Chesapeake Energy as operator.  Both of these wells will be drilled as around 4,300’ horizontal laterals in the Codell Sandstone (which lies directly beneath the Niobrara Formation).  Upon completion of the well in the Codell Sandstone, the fracture stimulation job is expected to fracture the Niobrara Formation.

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

State GC Oil and Gas Field, Lea County, New Mexico
Permian Bone Spring Formation, Western Permian Basin
State GC #2
Samson 27% Working Interest
The Permian Bone Spring Formation in State GC#2 well will be fracture-stimulated as soon as a frac crew becomes available to the operator.

PROJECTS

Roosevelt Project, Roosevelt County, Montana
Mississippian Bakken Formation, Williston Basin
Samson (Initially 100% subject to a 33.34% back in)
Samson is acquiring a significant new Bakken Formation project with the initial acquisition of 20,000 acres of leasehold (tranche 1 completed) with an option to acquire a further 20,000 acres (tranche 2). Both tranches are subject to a reimbursable back in option held by the Vendor, Fort Peck Energy Company (FPEC). Samson has committed to drill two Bakken Formation horizontal wells and these wells are currently being planned and are expected to be batch drilled as soon as the requisite drilling permits are obtained. The batch drilling process will see preparatory work such as the 20 inch surface casing placed ahead of the arrival of the main drilling unit.

Both wells are planned to be drilled as 4,500 foot laterals in the middle Bakken Formation and then fracture stimulated using a multi stage, external casing packer completion technique.

Following the drilling of the two initial appraisal wells, FPEC will have the right to back into a 33.34% position in both tranches by reimbursing Samson’s acreage and drilling costs to the extent of that equity. In such an event, Samson will have a 66.66% working interest and a 53.34% net revenue interest.

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Tranche 3 is a 50,000 acre area covered by an Area of Mutual Interest where Samson and FPEC have agreed to jointly acquire additional leases, with Samson holding a 66.66% working interest (53.34% net revenue interest) and FPEC a 33.34% working interest.

The Roosevelt Project is located in a technically attractive, but undrilled part of the Williston Basin. After an exhaustive study, Samson’s technical staff concluded that the area is part of the Bakken continuous oil accumulation with adequate porosity and oil saturation for commercial production. Samson is not alone in reaching such a conclusion as the acreage block is surrounded by leases held by other well-known energy industry participants.

Samson has contracted with Halliburton’s (NYSE: HAL) Consulting and Project Management business line to provide well construction planning, and drilling and completion supervision for the initial two wells. This agreement builds on the existing relationship with Halliburton developed through Samson’s Hawk Springs project and brings the considerable expertise of  the largest service provider of fracture stimulation completions to Samson’s new Roosevelt Project.

FPEC is owned by North American Resource Partners (NARP) and the Assiniboine and Sioux Tribes. NARP is a portfolio company of Quantum Energy Partners, a private equity fund with substantial experience in energy transactions with Indian Nations. While Samson is not part of FPEC or NARP, the importance of having both of these Fort Peck Tribes as equity partners, albeit indirectly, was an important part of Samson’s decision to invest in the Roosevelt Project.

North Stockyard Oilfield, Williams County, North Dakota
Mississippian Bakken Formation, Williston Basin
Samson various Working Interests
Samson has six producing wells and one well will be undergoing fracture stimulation in the North Stockyard Field in September. These wells are located in Williams County, North Dakota, in Township 154N Range
99W.

1.
The Harstad #1-15H well (34.5% working interest) averaged 38 BOPD and 30 Mcf/d for the quarter from the Mississippian Bluell Formation. The well has performed as expected with a cumulative gross production of 89 MSTB and 80 MMcf.

2.
The Leonard #1-23H well (10% working interest, 37.5% after non-consent penalty) averaged 50 BOPD during the quarter. This well was drilled as a horizontal lateral into the highly productive middle member of the Bakken Formation. To date, the Leonard #1-23H well has produced approximately 83 MSTB and 78 MMcf.

3.
The Gene #1-22H well (30.6% working interest) was shut-in for the months of April, May, and the first six days of June.  For the remaining days in the month of June, the well produced at an average daily rate of 192 BOPD and 162 Mcf/D. The cumulative production to date is approximately 89.5 MSTB and 108.5 MMcf.

4.	The Gary #1-24H (37% working interest) was has averaged 148 BOPD and 291 Mcf/D during the quarter. The cumulative production to date is approximately 79 MSTB and 132 MMcf.

5.
The Rodney #1-14H (27% working interest) was fracture stimulated and put on line March 23rd. The cumulative production to date is approximately 22.1 MSTB and 17.7 MMcf.  The well was shut-in three times for several days over the past quarter.  Taking these down days into account, the average daily rate was 157 BOPD and 107 Mcf/D.

6.
Earl #1-13H (32% working interest) well was put on production on April 6th and has averaged 522 BOPD and 808 Mcf/D since it was put online.  Cumulative production to date is approximately 39 MSTB and 52.5 MMcf.

7.	The Everett #1-15H well was the sixth Bakken well drilled in the North Stockyard Field in May. The well is currently waiting on completion with an expected September frac date.

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Samson’s net average daily (after royalties) production rate for the quarter is set out below:

Well	Net Mcf/D	Net BOPD	Net BOEPD
Leonard #1-23H	0.0	5	5
Harstad #1-15H	10.4	13.1	14.8
Gene #1-22H	49.6	58.8	67.1
Gary #1-24H	107.7	54.8	72.8
Rodney #1-14H	28.9	42.4	47.2
Earl #1-13H	258.6	167	210.1
Total	455.2	341.1	417.0

Sabretooth Gas Field, Brazoria County Texas
Oligocene Vicksburg Formation, Gulf Coast Basin
Samson 12.5% Working Interest
Production for the Davis Bintliff #1 well averaged 4.43 MMcf/D and 52.8 BOPD for the quarter, which is essentially a constant rate from inception.  Cumulative production to date is approximately 3.4 Bcf and 41,087 STB.

Diamondback Prospect, Jefferson County Texas
Oligocene Marginiulina Frio Sandstone, Gulf Coast Basin
The Diamondback #1 well was scheduled to spud in June 2011, but as is normal practice, a title opinion was obtained ahead of commencing drilling operations. This opinion provided some uncertainty as to the ownership of a lease that had been acquired previously by Samson, which with a contiguous (undisputed) lease gave Samson 100% equity in the prospect. Given this circumstance Samson has been endeavoring to resolve the ownership of the prospect and if a suitable resolution can be achieved then the well will proceed probably with an equity position of around 60%.

The well will be located in Jefferson County, Texas approximately 9.5 miles south of the town of Fannett. The well has been permitted to a depth of 8,900 feet to test a bright spot anomaly in the prolific Oligocene Marginulina Frio sand.

State GC Oil and Gas Field Lea County New Mexico
Permian Bone Spring Formation, Western Permian Basin
Samson 27% Working Interest
The State GC oil and gas field is located in Lea County, New Mexico, and includes two producing wells, which produced at an average rate of 45.6 BOPD and 82.8 Mcf/D. This rate is expected to increase after the Permian Bone Spring Formation interval in the State GC#2 well is fracture stimulated. This operation has been delayed because of the unavailability of a frac crew.

10B
Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Samson 100% to 37.5% Working Interest
Samson is now in the process of putting its 63 square mile North Platte 3-D seismic survey to the test in Goshen County, Wyoming with the drilling of the initial Niobrara well, the Defender US33 #2-29H, in early August. The data and results obtained from this well will help calibrate the seismic data and determine the validity of the Niobrara Formation within the survey.  A deep test, the Spirit of America US34 #1-29 well, will be drilled to the Precambrian basement and test the relatively unexplored section in the northern D-J basin.  This section beneath the Cretaceous age rocks consists of the Jurassic, Triassic, Permian, and Pennsylvanian age rocks.  A discovery at the Spirit of America well could potentially open up a big new play in the northern D-J Basin.

Samson has two contiguous areas in the Hawk Springs Project. One of the areas is a joint venture with a private company and is subject to the Halliburton Joint Venture (HJV). Post the completion of the Halliburton farmin, Samson will have a net 5,041 acres and outside of the HJV area Samson has a net 11,536 acres, amounting to total net acreage of 16,577 acres.  Within the HJV area Samson will remain Operator; however, Halliburton will be providing project management services along with regular oil field services to effect the drilling, completion and fracture stimulation of the wells drilled.

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Harrod Oilfield, Campbell County, Wyoming
Pennsylvanian Minnelusa Formation, Powder River Basin
Samson 25% working interest
The Harrod 4-2 well was worked over and put back to production on April 18th following an extended period of low economic return. Oil production during the producing period averaged 7 BOPD and has been increasing over the last month.

PRODUCTION

	GAS Mcf	GAS A$	OIL Bbls	OIL A$	TOTAL A$
March Quarter*	55,736	232,736	12,501	1,051,603	1,284,339
June Quarter**	58,483	245,912	20,423	1,772,102	2,018,014

In some cases revenue is yet to be received and is therefore an estimate
* Average Exchange Rate for Mar Qtr A$: US$ 1.00
** Average Exchange Rate for June Qtr A$:US$1.0477

Average commodity prices:

	GAS US$/Mcf	OIL US$/Bbl
March 2011 Quarter	$4.17	$84.12
June 2011 Quarter	$4.41	$90.90

FINANCIAL

Treasury management
Given that Samson’s business is conducted in the US, the Directors determined that the company’s cash balance should be maintained largely in that currency. In order to diversify the deposit risk, a treasury management policy was adopted such that the cash was distributed as follows:

Bank of the West (Samson’s trading bank)*	US$12,015,935
Bank of New York Mellon*	US$30,008,013
National Australia Bank*	US$10,008,791
National Australia Bank	A$5,974,480

*Elsewhere in this document, US$ denominated cash balances have been translated to A$ at the exchange rate on 30 June 2011 of 1.0739 (A$:US$).

Hedges

Current hedging profile

The following hedges were in place during the quarter. A$6,000 was received from Macquarie Bank Limited, as counterparty to the hedges as a result of the CIG and Henry Hub gas prices falling below the put value.

The mark to market value of all of the hedges at the end of the quarter was negative US$8,895 due to the recent increase in the oil price which has appreciated above the call price.

Oil – Ratio Collar priced at West Texas Intermediate

Date	Call/Put	Volume – barrels	Price – $ per barrel
Dec 2009 – Dec 2011	Put	21,431	60.00
Dec 2009 – Dec 2011	Call	21,431	102.90

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Natural Gas – Ratio Collar priced at Henry Hub

Date	Call/Put	Volume – MMbtu	Price – $ per Mcf
Dec 2009 – Dec 2011	Put	125,149	4.75
Dec 2009 – Dec 2011	Call	125,149	6.15

Natural Gas – Ratio Collar priced at Colorado Interstate Gas

Date	Call/Put	Volume – MMbtu	Price – $ per MCF
Dec 2009 – Dec 2011	Put	440,884	4.25
Dec 2009 – Dec 2011	Call	440,884	5.80

Following the sale of the interests in the Jonah and Lookout Wash properties the Company’s exposure to natural gas prices decreased significantly.  On 6 July 2011, the Consolidated Entity closed out the remaining gas derivative positions.  The termination of these positions resulted in Macquarie Bank Limited (the counter party to the hedges) paying Samson US$36,500.  The oil hedges remain in place.

Loan Facility

During the quarter, the Company repaid its outstanding debt facility in full.  The Company is now debt free.

Date	US$ Balance	Spot Rate (A$:US$)	A$ Equivalent
31 March 2011	9,586,247	1.0334	9,276,414
30 June 2011	-	-	-

The Company’s cash position at 30 June 2011 was as follows:

A$ (‘000’s)
Cash at bank and on deposit	:	54,427
54,427

For and on behalf of the Board of	For further information please contact
SAMSON OIL & GAS LIMITED	Denis Rakich, Company Secretary, on 08 9220 9882

sig

TERRY BARR Managing Director	Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

29 July 2011

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Rule 5.3
 Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96  Origin Appendix 8  Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	30 June 2011

Consolidated statement of cash flows
Cash flows related to operating activities		Current quarter $A’000	Year to date (12.months) $A’000
1.1	Receipts from product sales and related debtors	1,410	6,375
1.2	Payments for (a) exploration & evaluation (b) development (c) production (d) administration	(890) (1,486) (625) (1,145)	(6,215) (6,495) (1,953) (5,177)
1.3	Dividends received	-	-
1.4	Interest and other items of a similar nature received	92	361
1.5	Interest and other costs of finance paid	(136)	(886)
1.6	Income taxes paid	(2,206)	(9,267)
1.7	Other (provide details if material)	13	169
	Net Operating Cash Flows	(4,973)	(23,088)
	Cash flows related to investing activities
1.8	Payment for purchases of: (a) prospects (b) equity investments (c) other fixed assets	- - (99)	- - (206)
1.9	Proceeds from sale of: (a) prospects (b) equity investments (c) other fixed assets	- - -	87,158 52 -
1.10	Loans to other entities	-	-
1.11	Loans repaid by other entities	-	-
1.12	Other (provide details if material)	-	-
	Net investing cash flows	(99)	87,004
1.13	Total operating and investing cash flows (carried forward)	(5,072)	63,916

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

1.13	Total operating and investing cash flows (brought forward)	(5,072)	63,916
	Cash flows related to financing activities
1.14	Proceeds from issues of shares, options, etc.	118	4,371
1.15	Proceeds from sale of forfeited shares	-	-
1.16	Proceeds from borrowings	-	-
1.17	Repayment of borrowings	(8,971)	(10,838)
1.18	Dividends paid	-	-
1.19	Other (provide details if material)	-	(277)
	Net financing cash flows	(8,853)	(6,744)
	Net increase (decrease) in cash held	(13,925)	57,172
1.20	Cash at beginning of quarter/year to date	70,677	6,906
1.21	Exchange rate adjustments to item 1.20	(2,325)	(9,651)
1.22	Cash at end of quarter	54,427	54,427

Payments to directors of the entity and associates of the directors
Payments to related entities of the entity and associates of the related entities
		Current quarter $A'000
1.23	Aggregate amount of payments to the parties included in item 1.2	150
1.24	Aggregate amount of loans to the parties included in item 1.10	-
1.25	Explanation necessary for an understanding of the transactions
	Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Financing facilities available
Add notes as necessary for an understanding of the position.

		Amount available $A’000	Amount used $A’000
3.1	Loan facilities	-	-
3.2	Credit standby arrangements	-	-

Estimated cash outflows for next quarter
		$A’000
4.1	Exploration and evaluation	15,206
4.2	Development	-
4.3	Production	423
4.4	Administration	1,186
	Total	16,815

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $A’000	Previous quarter $A’000
5.1	Cash on hand and at bank	455	1,624
5.2	Deposits at call	53,972	69,053
5.3	Bank overdraft	-
5.4	Other (provide details)	-
	Total: cash at end of quarter (item 1.22)	54,427	70,677

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
6.2	Interests in mining tenements acquired or increased

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Issued and quoted securities at end of current quarter
Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (cents)	Amount paid up per security (see note 3) (cents)
7.1	Preference +securities (description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	1,731,976,929	1,731,976,929
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs	7,166,780	7,166,780	1.5c
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted
7.7	Options (description and conversion factor)	5,379,077 2,000,000 264,533,868 1,000,000 29,000,000 32,000,000	- - 264,533,868 - - -	Exercise price 30c 25c 1.5c 20c 8c 8c	Expiry date 10.10.2012 11.05.2013 31.12.2012 20.11.2013 31.10.2014 31.12.2014
7.8	Issued during quarter
7.9	Exercised during quarter	7,166,780		1.5c	31.12.2012
7.10	Expired during quarter	6,500,000	-	45c	31.05.2011
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)

SAMSON OIL & GAS LIMITED
June 2011 Quarterly Report

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Date: 29 July 2011
Sign here:	(Director/Company secretary)

Print name:	Denis Rakich

Notes

1
The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2
The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period.  If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report.

5
Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.